Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated December 26, 2018, relating to the consolidated financial statements of CYTY Capital Solutions, Inc., as of September 30, 2018 and to all references to our firm included in this Registration Statement.

/S BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

December 26, 2018